                                                   AMENDED AND RESTATED
                                               INVESTMENT ADVISORY AGREEMENT

     AMENDED AND RESTATED  INVESTMENT  ADVISORY AGREEMENT made as of the 1st day of  September,  2007 by and  between  Oppenheimer  Quest for Value  Funds,  (the
"Company"), and OppenheimerFunds, Inc. ("OFI").

     WHEREAS,  the Company is an  open-end,  diversified  management  investment company  registered as such with the  Securities  and Exchange  Commission  (the
"Commission")  pursuant to the Investment  Company Act of 1940 (the  "Investment
Company  Act"),  and OFI is an  investment  adviser  registered as such with the
Commission under the Investment Advisers Act of 1940;

     WHEREAS,  Oppenheimer  Small-  &  Mid-  Cap  Value  Fund  is  a  separately capitalized  Series (the  "Series") of the shares of  beneficial  interest to be issued  by  the  Company  ("Shares")  pursuant  to  the  Company's  registration statement;

     WHEREAS,  the Company desires that OFI shall act as its investment  adviser with respect to the Series pursuant to Amended and Restated  Investment Advisory
Agreement dated January 1, 2006, as further amended and restated on September 1,
2007;

     WHEREAS,  the Company and OFI agreed, per a resolution of the Series' Board of Trustees dated August 13, 2007 to reduce the Series' management fee effective
September  1, 2007 to the  following  annual  rates that  decline as the Series'
assets grow: 0.80% of the first $400 million of average annual net assets of the
Series, 0.75% of the next $400 million, 0.60% of the next $1.2 billion, 0.58% of the next $4.0 billion and 0.56% of average annual net assets over $6.0 billion;

     NOW,  THEREFORE,  in  consideration  of the mutual  promises and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.       General Provision.

     The  Company  hereby  employs OFI and OFI hereby  undertakes  to act as the investment  adviser of the Company in connection  with,  and for the benefit of, the Series  (including  any Series  hereafter  created)  and to perform  for the
Company such other duties and  functions in  connection  with the Series for the period  and on such  terms as set forth in this  Agreement.  OFI  shall,  in all matters,  give to the  Company and its Board of Trustees  (the  "Trustees")  the
benefit of its best judgment,  effort,  advice and recommendations and shall, at all times  conform to, and use its best efforts to enable the Company to conform to (i) the provisions of the Investment Company Act and any rules or regulations thereunder;  (ii) any other applicable provisions of state or Federal law; (iii)
the provisions of the Declaration of Trust and By-Laws of the Company as amended from time to time;  (iv) policies and  determinations  of the Trustees;  (v) the fundamental  policies and investment  restrictions of the Series as reflected in the registration statement of the Company under the Investment Company Act or as such policies may,  from time to time,  be amended and (vi) the  Prospectus  and
Statement of Additional  Information  of the Series in effect from time to time.
The appropriate officers and employees of OFI shall be available upon reasonable notice for  consultation  with any of the  Trustees  and officers of the Company with respect to any matters dealing with the business and affairs of the Company including the valuation of portfolio  securities of the Company which are either not  registered  for public  sale or not  traded on any  securities  market.  2.
Investment Management.

     (a) OFI shall,  subject to the direction  and control by the Trustees,  (i)
regularly  provide  investment  advise and  recommendations  to the Company with respect to the  investments,  investment  policies  and the purchase and sale of securities and other investments for the Series; (ii) supervise continuously the investment  program of the  Series  and the  composition  of its  portfolio  and determine  what  securities  shall be purchased  or sold by; and (iii)  arrange, subject to the provisions of paragraph 7 hereof,  for the purchase of securities and  other  investments  for the  Series  and the sale of  securities  and other investments held in the portfolio of the Series.

     (b) Provided that the Company shall not be required to pay any compensation for  services  under this  Agreement  other than as provided by the terms of the
Agreement and subject to the  provisions  of paragraph 7 hereof,  OFI may obtain investment  information,  research or assistance from any other person,  firm or corporation to supplement, update or otherwise improve its investment management services including  entering into sub-advisory  agreements with other affiliated or unaffiliated registered investment advisors to obtain specialized services.

     (c)  Provided  that  nothing  herein  shall be deemed to  protect  OFI from willful  misfeasance,  bad faith or gross  negligence in the  performance of its duties,  or  reckless  disregard  of  its  obligations  and  duties  under  this
Agreement,  OFI  shall not be liable  for any loss  sustained  by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

     (d) Nothing in this Agreement shall prevent OFI or any entity  controlling, controlled  by or under  common  control  with OFI or any officer  thereof  from acting as investment adviser for any other person, firm or corporation or in any way limit or restrict OFI or any of its  directors,  officers,  stockholders  or employees from buying,  selling or trading any  securities or other  investments for its or their own  account  or for the  account of others for whom it or they may be  acting,  provided  that such  activities  will not  adversely  affect or otherwise impair the performance by OFI of its duties and obligations under this
Agreement.

3. Other Duties of OFI.

     OFI shall, at its own expense,  provide and supervise the activities of all administrative  and clerical personnel as shall be required to provide effective
corporate  administration  for  the  Company,   including  the  compilation  and
maintenance  of such records with respect to its operations as may reasonably be required;  the  preparation  and filing of such reports with respect  thereto as shall be required  by the  Commission;  composition  of  periodic  reports  with respect to operations of the Series for its  shareholders;  composition of proxy materials for meetings of the Series' shareholders;  and the composition of such registration  statements as may be required by Federal and state securities laws for continuous  public sale of Shares of the Series.  OFI shall, at its own cost and expense, also provide the Company with adequate office space, facilities and equipment. OFI shall, at its own expenses, provide such officers for the Company as the Board of Trustees may request.

4.       Allocation of Expenses.

     All other costs and  expenses  of the Series of the  Company not  expressly assumed by OFI under this  Agreement,  or to be paid by the  Distributor  of the
Shares of the  Series,  shall be paid by the  Company  on behalf of the  Series, including,  but not limited to: (i) interest,  taxes and governmental fees; (ii)
brokerage  commissions and other expenses  incurred in acquiring or disposing of the portfolio  securities and other  investments of the Series;  (iii) insurance premiums for  fidelity and other  coverage  requisite  to its  operations;  (iv)
compensation  and expenses of its Trustees other than those affiliated with OFI;
(v) legal  and audit  expenses;  (vi)  custodian  and  transfer  agent  fees and expenses;  (vii)  expenses  incident to the  redemption  of its  Shares;  (viii)
expenses  incident to the issuance of its Shares against payment therefore by or on behalf of the  subscribers  thereto;  (ix) fees and  expenses,  other than as hereinabove  provided,  incident  to the  registration  under  Federal and state securities  laws of Shares of the  Series  for  public  sale;  (x)  expenses  of printing and mailing reports, notices and proxy materials to shareholders of the
Company  and the  Series;  (xi)  except  as  noted  above,  all  other  expenses incidental  to holding  meetings of the Company's  shareholders;  and (xii) such
extraordinary   non-recurring  expenses  as  may  arise,  including  litigation, affecting the Company or any Series thereof and any legal  obligation  which the
Company or the Series,  may have to indemnify  its  officers  and Trustees  with respect  thereto.  Any officers or employees of OFI (or any entity  controlling, controlled  by, or under  common  control  with OFI) who also serve as officers,
Trustees or employees of the Company shall not receive any compensation from the
Company or the Series for their services.

5.       Compensation of OFI.

     The Series agrees to pay OFI and OFI agrees to accept as full  compensation for the  performance  of all  functions  and duties on its part to be  performed pursuant to the  provisions  hereof,  a fee computed on the  aggregate net asset value of the Series as of the close of each business day and payable  monthly at the following annual rate:

         0.80% of the first $400 million of aggregate net assets,
         0.75% of the next $400 million,
         0.60% of the next $1.2 billion,
         0.58% of the next $4.0 billion,
         0.56% of aggregate net assets over $6.0 billion.

6.       Use of Name "Oppenheimer" or "Quest For Value".

     OFI hereby grants to the Company a royalty-free,  non-exclusive  license to use the name  "Oppenheimer"  or "Quest For Value" in the name of the Company for the duration of this  Agreement and any extensions or renewals  thereof.  To the extent necessary to protect OFI's rights to the name "Oppenheimer" or "Quest For
Value"  under  applicable  law,  such  license  shall allow OFI to inspect  and, subject to control by the  Company's  Board,  control  the nature and quality of services  offered by the Company  under such name and may, upon  termination  of this Agreement,  be terminated by OFI, in which event the Company shall promptly take  whatever  action may be necessary to change its name and  discontinue  any further  use of the name  "Oppenheimer"  or "Quest For Value" in the name of the
Company or otherwise.  The name  "Oppenheimer" and "Quest For Value" may be used or licensed by OFI in connection with any of its activities,  or licensed by OFI to any other party.

7.       Portfolio Transactions and Brokerage.

     (a) OFI (and any Sub Advisor) is authorized,  in arranging the purchase and sale of the portfolio  securities and other  investments of the Series to employ or deal with such members of securities  or  commodities  exchanges,  brokers or dealers (hereinafter  "broker-dealers"),  including "affiliated"  broker-dealers
(as that term is defined in the  Investment  Company  Act),  as may, in its best judgment,  implement the policy of the Series to obtain, at reasonable  expense, the "best  execution"  (prompt  and  reliable  execution  at the most  favorable security price  obtainable) of the portfolio  transactions of the Series as well as to  obtain,  consistent  with  the  provisions  of  subparagraph  (c) of this paragraph 7, the benefit of such  investment  information or research as will be of significant assistance to the performance by OFI (and any Sub Advisor) of its
(their) investment management functions.

     (b) OFI (and any Sub  Advisor)  shall select  broker-dealers  to effect the portfolio  transactions  of the  Series  on the basis of its  estimate  of their
ability  to  obtain  best   execution  of  particular   and  related   portfolio
transactions.  The  abilities  of a  broker-dealer  to obtain best  execution of particular  portfolio  transaction(s) will be judged by OFI (or any Sub Advisor)
on the basis of all relevant factors and  considerations  including,  insofar as
feasible,   the  execution   capabilities   required  by  the   transaction   or
transactions; the ability and willingness of the broker-dealer to facilitate the portfolio  transactions  of the  Series  by  participating  therein  for its own account;  the importance to the Series of speed,  efficiency or confidentiality;
the broker-dealer's apparent familiarity with sources from or to whom particular securities or other investments might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer  for particular and related transactions of the Series.

     (c) OFI (and any Sub Advisor) shall have discretion, in the interest of the
Company and the Series, to allocate  brokerage on the portfolio  transactions of the Series to broker-dealers, other than an affiliated broker-dealers, qualified to obtain best  execution  of such  transactions  who provide  brokerage  and/or research  services  (as such  services  are  defined in Section  28(e)(3) of the
Securities  Exchange Act of 1934) for the Series and/or other accounts for which
OFI or its affiliates (or any Sub Advisor) exercise "investment  discretion" (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934)
and to cause the Company or the Series to pay such  broker-dealers  a commission for effecting a portfolio  transaction  for the Company or the Series that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction  would have charged for effecting that  transaction,  if
OFI (or any Sub Advisor)  determines,  in good faith,  that such  commission  is reasonable in relation to the value of the brokerage  and/or  research  services provided  by such  broker-dealer  viewed  in terms  of  either  that  particular transaction or the overall responsibilities of OFI or its affiliates (or any Sub
Advisor)  with  respect  to  accounts  as  to  which  they  exercise  investment discretion. In reaching such determination, OFI (or any Sub Advisor) will not be required to place or attempt to place a specific  dollar value on the  brokerage and/or research  services provided or being provided by such  broker-dealer.  In demonstrating that such determinations were made in good faith, OFI (and any Sub
Advisor)  shall be  prepared to show that all  commissions  were  allocated  for purposes  contemplated by this Agreement and that the total  commissions paid by the  Company  and  the  Series  over a  representative  period  selected  by the
Company's  Trustees  were  reasonable in relation to the benefits to the Company and the Series.

     (d) OFI  (or any Sub  Advisor)  shall  have no duty or  obligation  to seek advance competitive bidding for the most favorable commission rate applicable to any particular  portfolio  transactions  or to select any  broker-dealer  on the basis of its purported or "posted"  commission rate but will, to the best of its ability,  endeavor to be aware of the  current  level of the charges of eligible broker-dealers  and to  minimize  the  expense  incurred  by the Company and the
Series for effecting its portfolio  transactions  to the extent  consistent with the interests and policies of the Company and the Series as  established  by the determinations  of the Board of Trustees of the  Company and the  provisions  of this paragraph 7.

     (e) The Company recognizes that an affiliated broker-dealer: (i) may act as one of the Company's  regular  brokers for the Company or the Series  thereof so long  as it is  lawful  for it so to  act;  (ii)  may be a  major  recipient  of brokerage  commissions  paid by the Company or a Series  thereof;  and (iii) may effect  portfolio  transactions  for  the  Company  or the  Series  only  if the commissions,  fees or other  remuneration  received  or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order  adopted  under the  Investment  Company Act to be within the  permissible level of such commissions.

8.       Duration.

     This Agreement  will take effect on the date first set forth above.  Unless earlier terminated  pursuant to paragraph 10 hereof, this Agreement shall remain in effect from year to year,  so long as such  continuance  shall be approved at least  annually by the  Company's  Board of Trustees,  including the vote of the majority of the Trustees of the Company who are not parties to this Agreement or
"interested  persons"  (as defined in the  Investment  Company  Act) of any such party,  cast in person at a meeting  called  for the  purpose  of voting on such approval,  or by the  holders of a  "majority"  (as  defined  in the  Investment
Company Act) of the outstanding voting securities of the Company,  or the Series thereof, and by such a vote of the Company's Board of Trustees.

9.       Disclaimer of Shareholder or Trustee Liability.

     OFI  understands  and agrees that the obligations of the Company under this
Agreement  are not  binding  upon any  shareholder  or  Trustee  of the  Company personally, but bind only the Company and the Company's property; OFI represents that it has notice of the provisions of the  Declaration of Trust of the Company disclaiming  shareholder  or Trustee  liability for acts or  obligations  of the
Company.

10.      Termination.

     This  Agreement  may be terminated  (i) by OFI at any time without  penalty upon sixty days'  written  notice to the Company  (which notice may be waived by the  Company);  or (ii) by the Company at any time  without  penalty  upon sixty days'  written  notice to OFI (which  notice may be waived by OFI) provided that such  termination  by the Company shall be directed or approved by the vote of a majority of all of the  Trustees of the Company then in office or by the vote of the holders of a "majority" of the outstanding  voting securities of the Company
(as defined in the Investment Company Act).

11.      Assignment or Amendment.

     This  Agreement may not be amended,  or the rights of OFI  hereunder  sold,
transferred,   pledged  or  otherwise  in  any  manner  encumbered  without  the affirmative  vote or written  consent of the  holders of the  "majority"  of the outstanding voting securities of the Company. This Agreement shall automatically and immediately  terminate in the event of its  "assignment,"  as defined in the
Investment Company Act.

12.      Definitions.

     The terms and provisions of the Agreement  shall be interpreted and defined in a manner  consistent  with the  provisions and  definitions  contained in the
Investment Company Act.

                                                     Oppenheimer Small- & Mid- Cap Value Fund

                                                     By:   /s/ Robert G. Zack
                                                           Robert G. Zack
                                                           Secretary

                                                     OppenheimerFunds, Inc.

                                                     By:   /s/ Kurt Wolfgruber
                                                           Kurt Wolfgruber
                                                           President